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FOR RELEASE: JULY 1, 1997
                     FTC ALLOWS MERGER OF THE BOEING COMPANY
                        AND MCDONNELL DOUGLAS CORPORATION

The Federal Trade Commission staff has closed its investigation of the proposed merger of The Boeing Company and McDonnell Douglas Corporation.


The Commission has determined that no further action is warranted at this time.

Chairman Robert Pitofsky and Commissioners Janet D. Steiger, Roscoe B. Starek III, and Christine A. Varney issued a joint statement.
Commissioner Mary L. Azcuenaga issued a separate statement. Both statements are attached.

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Copies of the letter closing the investigation and the Commissioners'
statements will be available on the Internet at the FTC's World Wide Web site at: http://www.ftc.gov (no period). FTC documents also are available from the FTC's Public Reference Branch, Room 130, 6th Street and Pennsylvania Avenue, N.W., Washington, D.C. 20580; 202-326-2222; TTY for the hearing impaired 202-326-2502. To find out the latest news as it is announced, call the FTC's NewsPhone recording at 202-326-2710.

MEDIA CONTACT:
Victoria Streitfeld or Bonnie Jansen
Office of Public Affairs
202-326-2718 or 326-2161

STAFF CONTACT:
William J. Baer
Bureau of Competition
202-326-2932

George S. Cary
Bureau of Competition
202-326-3741

(FTC File No. 971-0051)

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                   Statement of Chairman Robert Pitofsky and
            Commissioners Janet D. Steiger, Roscoe B. Starek III and
                              Christine A. Varney

                                in the Matter of
                The Boeing Company/McDonnell Douglas Corporation

                               File No. 971-0051

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After an extensive and exhaustive investigation, the Federal Trade
Commission has decided to close the investigation of The Boeing Company's proposed acquisition of McDonnell Douglas Corporation. For reasons discussed below, we have concluded that the acquisition would not substantially lessen competition or tend to create a monopoly in either defense or commercial aircraft markets.

There has been speculation in the press and elsewhere that the United States antitrust authorities might allow this transaction to go forward -- particularly the portion of the transaction dealing with the manufacture of commercial aircraft -- because aircraft manufacturing occurs in a global market, and the United States, in order to compete in that market, needs a single powerful firm to serve as its "national champion." A powerful United States firm is all the more important, the argument proceeds, because that firm's success contributes much to improving the United States' balance of trade and to providing jobs for U.S. workers.

The national champion argument does not explain today's decision. Our task as enforcers, conferred in clear terms by Congress in enacting the antitrust statutes, is to ensure the vitality of the free market by preventing private actions that may substantially lessen competition or tend to create a monopoly. In the Boeing-McDonnell Douglas matter, the Commission's task was to review a merger between two direct competitors.

We do not have the discretion to authorize anticompetitive but "good" mergers because they may be thought to advance the United States' trade interests. If that were thought to be a wise approach, only Congress could implement it. In any event, the "national champion" argument is almost certainly a delusion. In reality, the best way to boost the United States' exports, address concerns about the balance of trade, and create jobs is to require United States' firms to compete vigorously at home and abroad. Judge Learned Hand put the matter well a half century ago in describing the reasons for the commitment in the United States to the protection of the free market:

"Many people believe that possession of unchallenged economic power deadens initiative, discourages thrift and depresses energy; that immunity from competition is a narcotic, and rivalry is a stimulant, to industrial progress; that the spur of constant stress is necessary to counteract inevitable disposition to let well enough alone."(1)

On its face, the proposed merger appears to raise serious antitrust concerns. The transaction involves the acquisition by Boeing, a company that accounts for roughly 60% of the sales of large commercial aircraft, of a non-failing direct competitor in a market in which there is only one other significant rival, Airbus Industrie, and extremely high

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barriers to entry. The merger would also combine two firms in the U.S.
defense industry that develop fighter aircraft and other defense products. Nevertheless, for reasons we will now discuss, we do not find that this merger will substantially lessen competition in any relevant market.

The Commission reached its decision not to oppose the merger following a lengthy and detailed investigation into the acquisition's potential effects on competition by a large team of FTC attorneys, economists and accountants. The Commission staff interviewed over forty airlines (including almost every U.S. carrier, large and small, and many foreign carriers), as well as other industry participants, such as regional aircraft producers and foreign aerospace companies. Staff deposed McDonnell Douglas and Boeing officials responsible for marketing commercial aircraft, assessing their firms' financial conditions, and negotiating the proposed acquisition. Finally, the Commission staff reviewed hundreds of boxes of documents submitted by the merging companies and third parties, such as airlines and aircraft manufacturers.

With respect to the commercial aircraft sector, our decision not to challenge the proposed merger was a result of evidence that (1) McDonnell Douglas, looking to the future, no longer constitutes a meaningful competitive force in the commercial aircraft market and (2) there is no economically plausible strategy that McDonnell Douglas could follow, either as a stand-alone concern or as part of another concern, that would change that grim prospect.

The evidence collected during the staff investigation, including the virtually unanimous testimony of forty airlines that staff interviewed, revealed that McDonnell Douglas's commercial aircraft division, Douglas Aircraft Company, can no longer exert a competitive influence in the worldwide market for commercial aircraft. Over the past several decades, McDonnell Douglas has not invested at nearly the rate of its competitors in new product lines, production facilities, company infrastructure, or research and development. As a result, Douglas Aircraft's product line is not only very limited, but lacks the state of the art technology and performance characteristics that Boeing and Airbus have developed.(2)
 Moreover, Douglas Aircraft's line of aircraft do not have common features such as cockpit design or engine type, and thus cannot generate valuable efficiencies in interchangeable spare parts and pilot training that an airline may obtain from a family of aircraft, such as Boeing's 737 family or Airbus's A-320 family.

In short, the staff investigation revealed that the failure to improve the technology and efficiency of its commercial aircraft products has lead to a deterioration of Douglas Aircraft's product line to the point that the vast majority of airlines will no longer consider purchasing Douglas aircraft and that the company is no longer in a position to influence significantly the competitive dynamics of the commercial aircraft market.

Our decision not to challenge the proposed merger does not reflect a conclusion that McDonnell Douglas is a failing company or that Douglas Aircraft is a failing division. Nor does our decision not to challenge the proposed merger reflect a conclusion that Douglas Aircraft could maintain competitively significant sales, but has simply decided to redeploy or retire its assets. While McDonnell Douglas's prospects for future commercial aircraft sales are virtually non-existent, its commercial aircraft production assets are likely to remain in the market for the near future as a result of a modest backlog of aircraft orders. As a result, it is unlikely that the aircraft division would have

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been liquidated quickly. Moreover, the failing company defense comes into play only where the Commission first finds that the transaction is likely to be anticompetitive. Here, the absence of any prospect of significant commercial sales, combined with a dismal financial forecast, indicate that Douglas Aircraft is no longer an effective competitor, and there is no prospect that position could be reversed.

The merger also does not threaten competition in military programs. Though both Boeing and McDonnell Douglas develop fighter aircraft, there are no current or future procurements of fighter aircraft by the Department of Defense in which the two firms would likely compete. Finally, there are no other domestic military markets in which the products offered by the companies are substitutes for each other. The Department of Defense, in a letter to the Commission dated July 1, 1997, indicated that competition would remain in the defense industry post-merger.

While the merger seems to pose no threat to the competitive landscape in either the commercial aircraft or in various defense markets, we find the twenty year exclusive contracts Boeing recently entered with three major airlines potentially troubling. Boeing is the largest player in the global commercial aircraft market and though the contracts now foreclose only about 11% of that market, the airlines involved are prestigious. They represent a sizeable portion of airlines that can serve as "launch" customers for aircraft manufacturers, that is, airlines that can place orders large enough and have sufficient market prestige to serve as the first customer for a new airplane. We intend to monitor the potential anticompetitive effects of these, and any future, long term exclusive contracts.

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1. United States v. Aluminum Company of America, l48 F.2d 416, 427 (2d
Cir. 1945).

2. Our colleague Commissioner Azcuenaga seems to speculate that these problems may be the result of "strategic behavior" to avoid government challenge, and that others in the future may pursue a similar strategy. Speculation is easy, but there is absolutely no evidence that any such behavior occurred here.


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                  STATEMENT OF COMMISSIONER MARY L. AZCUENAGA

                    in The Boeing Company, File No. 971-0051

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The Commission today announces that it will not challenge the proposed merger of The Boeing Company and McDonnell Douglas Corporation. I agree that no action is warranted against the combination of assets in the defense and space lines of business, which constitutes the greater portion of the proposed transaction, although I do not join the discussion of the other commissioners(1) on this point.

I also agree with my colleagues that no action is warranted concerning the twenty-year exclusive arrangements for commercial aircraft that Boeing recently reached with three major U.S. airlines. The arrangements account for an estimated 11% of the market, well below any level that should be of concern under the laws enforced by the Commission. Given the state of the law and the fact that the exclusive arrangements apparently are unrelated to the proposed transaction, what is curious is that my colleagues choose to mention them at all.

Another aspect of the proposed transaction is the combination of two of the three remaining manufacturers of commercial aircraft in the world. Boeing is the largest commercial aircraft firm in the world; McDonnell Douglas, through Douglas Aircraft Company ("Douglas"), is number three in the industry. This horizontal combination of two of the three firms in the market appears to present a rather straightforward case for a challenge by the Commission. Absent action by the Commission, the merger will eliminate one of three firms in a highly concentrated market in which entry is difficult and unlikely.

My colleagues conclude that most airlines will not buy planes from Douglas, a factual conclusion with a surprising reach for a simple announcement of failure to prosecute and a conclusion and implication of competitive insignificance with which I disagree after having reviewed the available information. It is true that Douglas has a small share of the commercial aircraft market, but that does not mean that it exercises no competitive constraint.(2) The evidence shows that Douglas has added an element of competition at the stage at which commercial aircraft producers bid for the business of airlines, and it has continued to win some business.

My colleagues rely in their statement on the so-called General Dynamics
(3) defense, that is, that market shares based on past performance may overstate a firm's future competitive significance. In General Dynamics, the government's statistical case based on historical production of coal was deemed an inadequate predictor of anticompetitive effects in light of the acquired firm's inability to obtain additional coal reserves. The company could not compete for future sales, because its coal reserves already were committed and it could not acquire additional reserves. No such definitive impediment is present here. Douglas may need more customers for its products, but having won fewer customers than it might want does not make Douglas unable to compete for future sales.(4) One problem with accepting a "flailing firm" or "exiting assets" claim is that it creates an incentive for strategic action to avoid competitive


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overlaps and government challenge under Section 7 of the Clayton Act.(5)
This is a dangerous precedent when we move from the realm of finite reserves of natural resources to the more indeterminate realm of managerial discretion, because of the susceptibility of the defense to self-serving statements, manipulation and strategic behavior.(6)

After reviewing the available information, I conclude that the combination in the commercial aircraft market creates a classic case for challenge in accordance with the merger guidelines, and I find reason to believe that it would violate Section 7 of the Clayton Act. What is less clear on the existing information is the availability of an adequate remedy. On that issue, it seems to me that reasonable people can disagree but, on balance, I would pursue the matter further.

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1. See Statement of Chairman Robert Pitofsky and Commissioners Janet D.
Steiger, Roscoe B. Starek, III, and Christine A. Varney in The Boeing Company, File No. 971-0051 (July 1, 1997).

2. In 1996, Douglas obtained orders amounting to "4 percent of the total narrow-body and wide-body orders received in the commercial aircraft industry," and its backlog of commercial aircraft orders was $7 billion at the end of 1996, down from $7.2 billion at the end of 1995. 1996 McDonnell Douglas Corporation Annual Report 30 & 34 (Jan. 1977). Although the six months since the December 1996 announcement of the merger with Boeing may not be representative (because one would expect customers to be chary of placing orders for future delivery given the uncertainty about the business), Douglas has continued to seek aircraft business. See, e.g., "Customer Interest Is Renewed as First MD-95 Takes Shape, Flight International, June 18, 1997; "Jet Leasing Takes Off in Taiwan; McDonnell To Hold 20% Stake in Venture," Int'l Herald Tribune, June 20, 1997.

3. United States v. General Dynamics Corp., 415 U.S. 486 (1974).

4. The stringent requirements of the failing firm defense apply to test whether a firm's imminent failure would, absent the proposed transaction, cause the firm to exit the relevant market. See 1992 Horizontal Merger Guidelines 5. As I understand it, the parties to the transaction do not claim that the failing firm defense applies to this proposed transaction.

5. 15 U.S.C. 18 (barring acquisitions the effect of which "may be substantially to lessen competition, or to tend to create a monopoly").

6. See Azcuenaga, "New Directions in Antitrust Enforcement," remarks before NERA 12th Annual Antitrust & Trade Regulation Seminar 11-15 (July 4, 1991).